UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Second Floor, 96 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-294-0607
(Registrant’s Telephone Number, including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

As previously disclosed, M/A-COM, Inc. (“M/A-COM”), a subsidiary of Tyco Electronics Ltd., entered into a Master Agreement for the Construction, Operation & Maintenance of the New York State Statewide Wireless Network (the “Master Agreement”) with the Office for Technology of the State of New York (“OFT”).  On January 15, 2009, M/A-COM received notice that OFT had terminated the Master Agreement “for cause.”  OFT has presented a demand for payment of $50 million under a related standby letter of credit and indicated that it might seek to draw up to an additional $50 million under the same standby letter of credit.

Tyco Electronics issued the following statement:

We are disappointed that the New York State Office for Technology has elected to terminate the Statewide Wireless Network Contract “for cause.”  We believe that M/A-COM has fulfilled its contractual obligations and delivered a state-of-the-art system that would benefit the residents of New York. We recognize that the State’s current priorities may no longer support the construction of a statewide network and we have made several attempts to address this amicably with the State. Tyco Electronics and M/A-COM will take all necessary steps to protect the company’s rights under the contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)

	By:	/s/ Robert A. Scott
Robert A. Scott Executive Vice President and General Counsel
Date: January 15, 2009